UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2009 (August 31, 2009)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 1, 2005, Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) entered into a Revolving Credit Agreement (the “Revolver Agreement”) with Bank of America, N.A. (the “Revolver Lender”).  Maximum borrowings available under the Revolver Agreement were $11.25 million, subject to limitations based on the cost and value of the collateral for the facility (the “Revolver”).  The Revolver is further evidenced by a promissory note from us to the Revolver Lender.  The Revolver, which was set to mature on September 1, 2008, was subsequently extended to mature on August 30, 2009.  Amounts outstanding under the Revolver Agreement bear interest at the 30-day London Interbank Offer Rate (“LIBOR”) plus three and one-half percent (3.5%).

While we have been informed by the lender that it plans on extending the loan for an additional sixty day period in order to complete a modification to the Revolver Agreement, nonpayment of the outstanding principal balance of $9.7 million due and payable on August 30, 2009 constitutes an event of default under the Revolver Agreement.  As a result, the past due amount under the Revolver Agreement bears interest equal to two percent (2%) plus the higher of the Prime Rate or the Adjusted LIBOR Rate, which currently approximates 30-day LIBOR, during the default period.  We have remained and continue to remain current on interest payments due under the Revolver.  There are no assurances that we will be successful in our negotiations to waive the event of default or modify the loan agreement with Bank of America.

In April 2005, we acquired a three-building office complex containing approximately 539,000 rentable square feet located on approximately 15.3 acres of land in Irving, Texas, a suburb of Dallas, Texas (the “250/290 Carpenter Property”) through our direct and indirect partnership interests in Behringer Harvard 250/290 Carpenter LP (the “250/290 Carpenter Partnership”).  The 250/290 Carpenter Property is subject to a deed of trust to secure payment under the Revolver Agreement.  In addition, the 250/290 Carpenter Partnership has guaranteed payment of any borrowings made under the Revolver Agreement.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: September 4, 2009		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer